UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2015

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the Investor Agreement between Morgan Stanley (the “Company”) and Mitsubishi UFJ Financial Group, Inc. (“MUFG”) dated October 13, 2008 and amended and restated as of June 30, 2011 and October 3, 2013 (the “Investor Agreement”), the Company agreed to take all lawful action to cause two of MUFG’s senior officers or directors to be members of the Company’s Board of Directors (the “Board”). On October 28, 2015, MUFG designated Mr. Nobuyuki Hirano, President and Group Chief Executive Officer of MUFG, as its representative director replacing Mr. Masaaki Tanaka, who served as its representative director since May 2011. In accordance with the Investor Agreement, on October 29, 2015, the Board elected Mr. Hirano to the Board effective November 1, 2015 and appointed him to the Risk Committee of the Board. Mr. Hirano will not receive any compensation for serving as a director.

The information required by Item 404(a) of Regulation S-K is set forth in the second and third paragraphs under “Item 1—Election of Directors—Corporate Governance—Certain Transactions” in the proxy statement filed with the Securities and Exchange Commission on April 1, 2015 for the Company’s 2015 Annual Meeting of Shareholders, which information is incorporated by reference herein.

The Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2015, the Board approved and adopted amendments (the “Amendments”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective October 29, 2015, to implement proxy access and to make other clarifications and updates to the Bylaws. The following is a summary of the changes.

Section 2.08 has been added to the Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years 3% or more of the number of outstanding shares of capital stock of the Company entitled to vote with respect to an election of the Board, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Sections 2.03 and 2.04 of the Bylaws were amended to provide that meetings of stockholders may be held by remote communications.

The Amendments also include conforming changes, clarifications and updates to the Bylaws, including to the provisions regarding special meeting requests in Section 2.02 of the Bylaws and the informational requirements applicable to stockholders in connection with advance notice of stockholder business and nominations of directors in Section 2.07 of the Bylaws.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Morgan Stanley, as amended to date.
99.1	Press Release of Morgan Stanley, dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	October 29, 2015	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary